Exhibit T3B-78
                                                                  --------------

                               OPERATING AGREEMENT

                                       OF

                            THREE MOUNTAIN POWER, LLC

                      A DELAWARE LIMITED LIABILITY COMPANY

                  The undersigned member (the "Member") hereby, and with the filing of a certificate of formation of Three Mountain Power, LLC pursuant to and in accordance with the Limited Liability Company Act of the State of Delaware, as amended from time to time (the "Act"), declares the following to be the Operating Agreement of such limited liability company:

                  1. Name. The name of the limited liability company is Three Mountain Power, LLC (the "Company").

                  2. Purpose and Powers. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

                  3. Principal Office. The principal office of the Company shall be located at 40 Lane Road, Fairfield, New Jersey 07007, or at such other place as may be designated by written notice from the Board of Managers to the Member. The Company may have such additional place or places of business as the Board of Managers may from time to time deem advisable.

                  4. Member. The name and the business, residence or mailing address of the Member is as follows:

                  Ogden Power Corporation
                  3211 Jermantown Road
                  Suite 300
                  Fairfax, Virginia 22030

                  5. Capital Contribution. The Member's initial capital contribution to the Company shall be at the time and on the terms specified on Exhibit C. The value of the Member's initial capital contribution shall be as set forth on Exhibit C. The Member in its sole discretion shall be entitled to make additional capital contributions to the Company.

                  6. Management. The business and affairs of the Company shall be managed by the Board of Managers in accordance with the procedures and grant of authority set forth on Exhibit A hereto. Each manager on the Board of Managers (a "Manager") shall, subject to the terms of this Agreement, have the duties and authority of a "manager" as that term is defined in the Act.

                  7. Officers. The Board of Managers may designate one or more individuals, who may or may not be Managers, as officers of the Company, who shall have such titles and exercise and perform such powers and duties as set forth on Exhibit B hereto.

                  8. Standard of Care of Board of Managers and Officers. The members of the Board of Managers and the Officers shall perform their duties in good faith and with that degree of care that an ordinarily prudent person in a like position would use under similar circumstances. In performing their duties, the Managers and Officers shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by (i) one or more agents or employees of the Company, or (ii) counsel, public accountants or other persons as to matters that the Board of Managers believes to be within such person's professional or expert competence. A Manager or Officer who so performs the duties of a manager or officer in accordance with this section shall have no liability by reason of being or having been a Manager or Officer of the Company.

                  9. Allocation of Profits and Losses. The Company's profits and losses shall be allocated to the Member.

                  10. Distributions. The Company shall make distributions to the Member at the times and in the aggregate amounts determined by the Member.

                  11. Assignments. The Member may assign all or any part of its membership interest in the Company at any time, and, unless the Member otherwise provides, any transferee shall become a substituted member automatically; provided, however, that any subsequent assignment or transfer by such transferee shall be subject to the prior written approval of the Member. In the event of an assignment or transfer of a membership interest in the Company, this Operating Agreement shall be amended in accordance with Section 18 hereof to reflect the new member(s).

                  12. Additional Members. Additional Persons (as defined in the
Act) may be admitted as members of the Company, without the sale, assignment, transfer or exchange by the Member of all or any part of its membership interest in the Company, upon the terms arid conditions as the Member may provide, from time to time. In such event, this Operating Agreement shall be amended in accordance with Section 18 hereof to reflect the new member(s), the membership interests of the Member and such additional member(s), and the capital contributions of such additional member(s).

                  13. Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the earliest to occur of (a) the written consent of the Member or (b) an event of dissolution of the Company under the Act.

                  14. Distributions upon Dissolution. Upon the occurrence of an event set forth in Section 11 hereof, the Member shall be entitled to receive, after paying or making reasonable provision for all of the Company's creditors to the extent required by the Act, the remaining funds of the Company.

                  15. Withdrawal. The Member may withdraw from the Company at any time.

                  16. Limited Liability. The Member shall not have any liability for the obligations of the Company except to the extent required by the Act.

                  17. Indemnification. To the fullest extent permitted by applicable law, the Member, any affiliate of the Member, any officers, directors, shareholders, members, partners or employees of any affiliate of the Member, and any officer, employee or expressly authorized agent of the Company or its affiliates (collectively "Covered Person"), shall be entitled to indemnification from the Company for any loss, damage, claim or liability incurred by such Covered Person by reason of any act or omission performed, or omitted to be performed, or alleged to be performed or omitted to be performed, by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Operating Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage, claim or liability incurred by such Covered Person by reason of his gross negligence, actual fraud or willful misconduct with respect to such acts or omissions.

                  18. Amendment. This Agreement may be amended only in a writing signed by the Member.

                  19. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, excluding any conflicts of laws rule or principle that might refer the governance or construction of this Agreement to the law of another jurisdiction.

                  IN WITNESS WHEREOF, the undersigned has caused this Operating Agreement of Three Mountain Power, LLC to be executed as of the 9th day of September, 1998.

                                       OGDEN POWER CORPORATION

                                       By: /s/ Jeffrey R. Horowitz
                                          ------------------------
                                            Jeffrey R. Horowitz,
                                            Secretary

                                    Exhibit A

                                BOARD OF MANAGERS

1.       Powers of the Board of Managers.

         (a) Except as specifically reserved to the Member in this Agreement, the Board of Managers shall have complete discretion, power and authority in the management and control of the business of the Company, shall make all decisions affecting the business of the Company and shall manage and control the affairs of the Company to carry out the business and purposes of the Company. Without limiting the generality of the foregoing, the Board of Managers is hereby authorized:

                           (i) to expend Company funds in furtherance of the
purposes of the Company;

                           (ii) to manage and keep in force such insurance as
may be required to reasonably
protect the Company and its assets;

                           (iii) to borrow money for and on behalf of the
Company and to incur and/or guarantee
obligations for and on behalf of the Company, whether not in the ordinary course of the Company's business, on such terms and at such rates of interest as the Board of Managers may deem advisable and proper;

                           (iv) to pledge the credit of the Company and grant
security interests in Company
assets for Company purposes;

                           (v) to employ such agents, employees, independent
contractors, attorneys and
accountants as the Board of Managers deems reasonably necessary;

                           (vi) to commence, defend, compromise or settle any
claims, proceedings, actions or
litigation for and on behalf of the Company;

                           (vii) to execute, deliver and file any amendment,
restatement or revocation of the
Certificate of Formation as may be necessary or appropriate to reflect actions properly taken by the Board of Managers and/or the Member under this Agreement;

                           (viii) to prepare and file, on behalf of the Company,
any required local, state and
federal tax returns or other tax reports or documents relating to the Company and, in its sole discretion, to make or revoke the elections referred to in
Section 754 of the Code or any corresponding provision of state tax laws;

                           (ix) to designate the "Tax Matters" member required
by the Code;

                           (x) to execute, deliver, file and/or record any and
all instruments, documents or agreements of any kind which the Board of Managers may deem appropriate or as may be necessary or desirable to carry out the purposes of the Company; and

                           (xi) to take such other actions as the Board of
Managers may reasonably believe to be necessary or desirable to carry out the purposes of the Company.

                  (b) Notwithstanding paragraph (a) of this Section 1, the Board of Managers shall not: (i) sell, exchange, lease, mortgage, pledge or otherwise transfer all or substantially all of the assets of the Company without the approval of the Member, (ii) merge or consolidate the Company with or into another limited liability company, partnership, corporation or other business entity without the approval of the Member, or (iii) admit Additional Persons as members of the Company without the approval of the Member.

                  (c) The Board of Managers shall act only as a board, and no individual Manager shall have any authority to act on behalf of or bind the Company except as may be authorized by the Board of Managers. The actions taken by the Board of Managers, unless otherwise directed by the Board of Managers, shall be implemented by the officers of the Company.

                  2. Number. The number of Managers constituting the entire Board of Managers shall be such number as shall be fixed from time to tune by the Board of Managers, provided that no decrease in the number of Managers shall shorten the term of any incumbent Manager. The initial number of Managers shall be three (3).

                  3 Election of Managers. Except as set forth below, the Board of Managers shall be appointed by the Member.

                  4. Term. Each Manager shall serve until (a) his successor is appointed or (b) his earlier resignation, removal, death or inability to serve.

                  5 Meetings of the Board. An annual meeting of the Board of Managers shall be held in each year on the first business day of the first month of the fiscal year of the Member. Other regular meetings of the Board shall be held at such times as may from time to time be fixed by resolution of the Board. Special meetings of the Board may be held at any lime upon the call of the Member, the President or one-third of the entire Board of Managers. Meetings of the Board of Managers shall be held at such place, within or without the State of New Jersey, as from time to time may be fixed by resolution of the Board. If no place is so fixed, meetings of the Board shall be held at the principal office of the Company.

                  6. Notice of Meetings. Notice of regular meetings (except when notice of a regular meeting has been waived by the unanimous consent of the Board of Managers) and special meetings of the Board of Managers shall be mailed to each Manager, addressed to the address last given by each Manager to the Secretary or, if none has been given, to the Manager's residence or usual place of business, at least three days before the day on which the meeting is to be held, or shall be sent to the Manager by facsimile, cable, wireless, or similar means so addressed or shall be delivered personally or by telephone, at least seventy-two (72) hours before the time the meeting is to be held. Each notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise expressly provided by applicable law. Notices of any such meeting need not be given to any Manager who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice.

                  7. Quorum and Manner of Acting. At each meeting of the Board of Managers the presence of two-thirds of the entire Board shall constitute a quorum for the transaction of business, and, except as otherwise provided in this Agreement or required by the Act, the vote of a majority of the Managers present at the time of the vote, if a quorum is present at that time, shall be the act of the Board.

                  8. Action Without a Meetinng. Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

                  9. Participation in Board Meetings by Conference Telephone:
Proxies. Any one or more members of the Board of Managers or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting. At all meetings of the Board of Managers, a Manager may vote by proxy executed in writing by the Manager or by his duly authorized attorney-in-fact. In order to be effective, such proxy shall (i) be signed in the exact name of the Manager on record with the Company, and (ii) be presented at the meeting of the Board of Managers and delivered to the acting secretary of such meeting. No proxy shall be valid after three (3) months from the date of its execution, notwithstanding anything to the contrary provided in the proxy.

                  10. Executive and Other Committees of the Board of Managers. The Board of Managers, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of one or more Managers, and each of which committee, to the extent provided in the resolution, shall have all the authority of the Board, except that no such committee shall have authority as to the following matters:

                  (a) The submission to the Member of any action that needs the Member's approval under this Agreement;

                  (b) The filling of vacancies in the Board of Managers or in any committee;

                  (c) The amendment or repeal of this Agreement; and

                  (d) The amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

                  The presence of all of the members of a committee shall constitute a quorum for the transaction of business or of any specified item of business, and the vote of a majority of the members of such committee present at the time of such vote, if a quorum is present at such time, shall be the act of the committee. The Board of Managers may designate one or more Managers as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

                  11. Resignation and Removal. Any Manager may resign at any time by giving written notice to the President or to the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified, then on delivery and, unless otherwise specified therein, the acceptance of such resignation by the Board of Managers shall not be needed to make it effective.

Any or all of the Managers may be removed, at any time, with or without cause, by the Member. Any vacancy created by the removal of a Manager or Managers may be filled by the Member and, if not so filled, then by the remaining Managers as provided in Section 12 below.

                  12. Vacancies. Newly created seats on the Board of Managers resulting from an increase in the number of Managers and vacancies occurring in the Board of Managers for any reason may be filled by vote of a majority of the Managers then in office, even if less than a quorum exists. A Manager elected to fill a newly created seat on the Board of Managers or a vacancy shall hold office until the next annual meeting of Members and until such Manager's successor has been elected and qualified. A Manager elected by the Board of Managers to fill a vacancy serves until the next annual meeting of the Board of Managers and until his successor is appointed by the Member. A Manager elected by the Member to fill a vacancy, whether to fill a vacancy resulting from removal of a Manager or the expiration of the term of a replacement Manager elected by the Board of Managers, serves for the balance of the term of such Manager.

                  13. Limitation on Liability of the Board of Managers. The Managers shall not be personally liable to the Company or the Member for damages for any breach of duty in their capacity as Managers of the Company, except for any matter in respect of which they shall be liable by reason that, in addition to any and all other requirements for such liability, there shall have been a judgment or other final adjudication adverse to such Manager that establishes that the Manager's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law of that the Manager personally gained in fact a financial profit or other advantage to which such Manager was not legally entitled. Neither the amendment nor the repeal of this Section shall eliminate or reduce the effect of this Section with respect to any acts or omissions occurring, or any cause of action, suit or claim that, but for this Section would accrue or arise, prior to such amendment or repeal.

                  14. Conflicts of Interest. A Manager need not devote his full time to the Company's business, but shall devote such time as he, in his discretion, deems necessary to manage the Company's affairs in an efficient manner. Subject to the other express provisions of this Agreement or any employment agreement, each Manager, each officer and each agent of the Company, at any time and from tine to time, may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ventures in competition with the Company, with no obligation to offer to the Company or any other Manager, officer or agent the right to participate therein. Except as otherwise provided in this Agreement, the Company may transact business with any Manager, officer, agent or affiliate thereof provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties.

                  15. Management Rights of Member. The Member consents to the exercise by the Board of Managers of the powers conferred on it by this Agreement. Except as expressly provided herein, or as provided by non-waivable provisions of applicable law, no Member shall have any right to take part in the management or control of the Company's business or have any right or authority to act for or bind the Company.

                  16. Salaries. The salaries and other compensation, if any, of the Managers shall be fixed from time to time by the Member.

                                    Exhibit B

                                    OFFICERS

                  1. Officers Enumerated. The officers of the Company shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer and a Chief Financial Officer, and such other officers as the Board of Managers may in its discretion elect. Any two or more offices may be held by the same person.

                  2. Election and Term of Office. All officers shall be elected by the Board of Managers at its first meeting held after the annual election of Managers. The officers need not be Managers. Unless elected for a lesser term, and subject always to the right of the Board of Managers to remove an officer with or without cause, each officer shall hold office until such officer's successor has been elected and qualified.

                  3. The Chief Executive Officer. The Chief Executive Officer, subject to the determinations of the Board of Managers, shall have general control and management of the business operations of the Company. The Chief Executive Officer shall, if he is a Manager, preside over all meetings of the Board of Managers in the absence or incapacity of the Chairman of the Board. In the absence or incapacity of any other officer of the Company, the Chief Executive Officers shall have the authority and may perform the duties of that officer.

                  4. The President. The President, subject to the determinations of the Board of Managers and the Chief Executive Officer, shall have general control and management of the business operations of the Company. The President shall, if he is a Manager, preside over all meetings of the Board of Managers in the absence or incapacity of the Chairman of the Board and the Chief Executive Officer. In the absence or incapacity of any other officer of the Company, the President shall have the authority and may perform the duties of that officer.

                  5. The Vice Presidents. Each Vice President, if any, shall report to the President and, in the absence or incapacity of the President and in order of seniority as fixed by the Board, have the authority and perform the duties of the President, and each shall have such other authority and perform such other duties as the Board of Managers may prescribe.

                  6. The Secretary. The Secretary shall (a) attend all meetings of the Board of Managers and record all votes and the minutes of all proceedings in a book to be kept for that purpose, (b) perform like duties for committees of the Board of Managers when required, (c) give, or cause to be given, notice of all special meetings of the Board of Managers, and (d) have such other authority and perform such other duties as usually pertain to the office or as may be prescribed by the Board of Managers.

                  7. The Treasurer. The Treasurer shall (a) have the care and custody of all the moneys and securities of the Company, (b) keep or cause to be kept complete and accurate books of account of all moneys received and paid on account of the Company, (c) sign such instruments as require the Treasurer's signature, and (d) have such other authority and perform such other duties as usually pertain to the office or as the Board of Managers may prescribe.

                  8. The Chief Financial Officer. The Board Of Managers may appoint a Chief Financial Officer. Subject to the control and supervision of the Board of Managers, the Chief Executive Officer and the President, the Chief Financial Officer shall have general charge of establishing and overseeing all financial and accounting policies and matters of the Company. The Chief Financial Officer shall also have such other powers and duties as may from time to time be properly prescribed by the Board of Managers, the Chief Executive Officer or the President.

                  9. Securities of Other Entities. The Chief Executive Officer, the President or the Treasurer may, with respect to any shares of stock or other securities issued by any other corporation or other business organization and held by the Company, exercise voting and similar rights on behalf of the Company and execute proxies for that purpose. In addition, any of such officers may endorse for sale or transfer and may sell or transfer for and on behalf of the Company any such stock or other securities and may appoint proxies or attorneys for that purpose.

                  10. Salaries. The salaries and other compensation of the Officers shall be fixed from time to time by the Board of Managers.

                                   Exhibit C

                                  CONTRIBUTION

Member                      Capital Contribution        Membership Interest
------                      --------------------        -------------------
Ogden Power Corporation     $100                        100%